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Exhibit 23.1

Consent of independent public accountants

As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our report dated January 28, 2002 included in Digital River Inc.'s Form 10-K for the year ended December 31, 2001 and to all references to our firm included in this Registration Statement.

/s/ Arthur Andersen LLP
Arthur Andersen LLP

Minneapolis, Minnesota
April 9, 2002

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Exhibit 23.1
Consent of independent public accountants